UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            December 31, 2002

WELLPOINT HEALTH NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13083	95-4635504
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 WellPoint Way Thousand Oaks, California	91362
(Address of principal executive offices)	(Zip Code)

(818) 234-4000

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On December 31, 2002, WellPoint Health Networks Inc. (“WellPoint” or the “Company”) executed an Amended and Restated Employment Agreement (the “Employment Agreement”) dated as of such date with Leonard D. Schaeffer, the Company’s current Chairman and Chief Executive Officer.  The Employment Agreement supersedes an existing employment agreement between the Company and Mr. Schaeffer.  The Employment Agreement provides, among other things, for a term extending through December 31, 2007.  In addition, the Company entered into an Amended and Restated Special Executive Retirement Plan (the “SERP”) with Mr. Schaeffer as of such date, replacing an existing agreement.

Copies of the Employment Agreement and SERP are attached as Exhibits 99.1 and 99.2 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) — (b)                Not applicable

(c)           Exhibits

Exhibit No.                            Exhibit

99.1                                                                                   Amended and Restated Employment Agreement dated as of December 31, 2002 by and between WellPoint Health Networks Inc. and Leonard D. Schaeffer.

99.2                                                                                   Amended and Restated Special Executive Retirement Plan dated as of December 31, 2002 by and between WellPoint Health Networks Inc. and Leonard D. Schaeffer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT HEALTH NETWORKS INC.

December 31, 2002
(Date)	By:	/s/Robert A. Kelly
Robert A. Kelly Assistant Secretary

Exhibit Number	Description of Exhibit	Method of Filing
99.1	Amended and Restated Employment Agreement dated as of December 31, 2002 by and between WellPoint Health Networks Inc. and Leonard D. Schaeffer.	Filed electronically herewith.
99.2	Amended and Restated Special Executive Retirement Plan dated as of December 31, 2002 by and between WellPoint Health Networks Inc. and Leonard D. Schaeffer.	Filed electronically herewith.